UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

VIRTUS OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 806-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The sole purpose of this amendment on Form 8-K/A (the “Amendment”) to the Current Report on Form 8-K filed on May 26, 2015 (the “Original Form 8-K”) by Virtus Oil and Gas Corp. (the “Company”) is to add two exhibits pursuant to Item 9.01 that were inadvertently omitted from the Original Form 8-K. This Amendment hereby supplements Item 9.01 by adding the two exhibits set forth below. Except as described in this Amendment, no other changes have been made to the Original Form 8-K. The Original Form 8-K continues to speak as of the date of the Original Form 8-K, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Form 8-K other than as expressly indicated in this Amendment.

Item 9.01

Financial Statements and Exhibits

4.2	First Additional Convertible Note dated June 22, 2015 for Himmil Investments, Ltd. (Principal amount of $500,000, purchase price of $250,000)
4.3	Form of Second Additional Convertible Note for Himmil Investments, Ltd. (Principal amount and purchase price of $500,000)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtus Oil and Gas Corp.

Date: July 22, 2015	By:	/s/ M. Rupert Ireland
M. Rupert Ireland
President and Chief Executive Officer